Exhibit 99.1

Prospect Capital Reports
March 2017 Quarterly Results
NEW YORK - (GLOBE NEWSWIRE) - May 9, 2017 - Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our second fiscal quarter ended March 31, 2017.

All amounts in $000’s except per share amounts	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016

Net Investment Income (“NII”)	$73,080	$84,405	$87,626
Interest as % of Total Investment Income	94.6%	95.3%	94.5%

NII per Share	$0.20	$0.24	$0.25

Net Income (“NI”)	$19,492	$100,880	$75,508
NI per Share	$0.05	$0.28	$0.21

Distributions to Shareholders	$89,892	$89,668	$88,979
Distributions per Share	$0.25	$0.25	$0.25

NAV per Share at Period End	$9.43	$9.62	$9.61
For the March 2017 quarter, we earned net investment income ("NII") of $73.1 million, or $0.20 per weighted average share, down $0.04 per weighted average share from the December 2016 quarter. This decrease was primarily driven by a decline in interest income due to lower prepayment fees, a lower coupon First Tower refinancing, and reduced yields from certain structured credit investments close to expected call dates, partially offset by a decrease in management fees. For the March 2016 quarter, our NII was $87.6 million, or $0.25 per weighted average share. NII decreased year-over-year in the March 2017 quarter by $0.05 per weighted average share.

For the March 2017 quarter, our net income (“NI”) was $19.5 million or $0.05 per weighted average share, a decrease of $0.23 per weighted average share from the December 2016 quarter NI of $100.9 million, or $0.28 per weighted average share, and a decrease of $0.16 per weighted average share from the March 2016 quarter NI of $75.5 million, or $0.21 per weighted average share. NI decreased in the March 2017 quarter compared to each prior period primarily due to the factors above and unrealized depreciation in the energy, financial, and structured credit sectors.

All amounts in $000’s except per share amounts	Nine Months Ended March 31, 2017	Nine Months Ended March 31, 2016

Net Investment Income (“NII”)	$236,404	$279,761
NII per Share	$0.66	$0.79

Net Income (“NI”)	$201,738	$8,205
NI per Share	$0.56	$0.02

Distributions to Shareholders	$268,989	$266,920
Distributions per Share	$0.75	$0.75

PORTFOLIO AND INVESTMENT ACTIVITY

We continue to prioritize secured lending. As of March 31, 2017 and December 31, 2016, our portfolio consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	March 31, 2017	December 31, 2016

Total Investments (at fair value)	$6,024,766	$5,936,999
Number of Portfolio Companies	125	123
% Controlled Investments (at fair value)	31.4%	31.5%

Secured First Lien	48.8%	45.9%
Secured Second Lien	20.5%	23.6%
Structured Credit	17.8%	18.3%
Equity Investments	12.0%	11.2%
Unsecured Debt	0.7%	0.8%
Small Business Whole Loan	0.2%	0.2%

Annualized Current Yield(1)	12.3%	13.2%

Top Industry Concentration(2)	9.6%	9.3%

Energy Industry Concentration(2)	2.6%	2.6%

Non-Accrual Loans as % of Total Assets	1.4%	1.5%
Non-Accrual Loans as % of Total Assets, Energy Industry	0.3%	0.4%

Weighted Average Portfolio Net Leverage(3)	4.15x	4.21x
Weighted Average Portfolio EBITDA	$49,425	$51,564

(1)	Across all performing interest bearing investments.

(2)	Excluding our underlying industry-diversified structured credit portfolio.

(3)	Through our investment in the portfolio company’s capital structure.

During the March 31, 2017 and December 31, 2016 quarters, our investment originations and repayment activity is summarized as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	March 31, 2017	December 31, 2016

Total Originations	$449,607	$469,537

Third-Party Sponsor Deals	66%	15%
Syndicated Debt	12%	54%
Real Estate	10%	3%
Online Lending	6%	15%
Operating Buyouts	4%	2%
Structured Credit	2%	7%
Aircraft Leasing	--%	4%

Total Repayments	$302,513	$644,995
Originations, Net of Repayments	$147,094	($175,458)
For a listing of transactions completed during the quarter, please see the section titled “Portfolio Investment Activity” in our form 10-Q for the quarter ended March 31, 2017.

In addition to NPRC’s $2.06 billion of real estate assets at fair value, we and NPRC continued our investment in the online lending industry with a focus on super-prime, prime, and near-prime consumer and small business borrowers. As of March 31, 2017, we and NPRC own $785.5 million of online loans at fair value directly and through securitization interests, across multiple origination and underwriting platforms. Our online business currently yields more than a 12% return on our invested capital (net of all incurred costs and expected losses). Four bank credit facilities currently support NPRC’s online business. A NPRC subsidiary closed a consumer securitization during the December 2016 quarter.

We are invested in structured credit investments with individual standalone financings non-recourse to Prospect and with our risk capped at our net investment amount. As of March 31, 2017 and December 31, 2016, our structured credit portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	March 31, 2017	December 31, 2016

Total Structured Credit Investments	$1,072,517	$1,089,032

# of Investments	41	41

TTM Average Cash Yield(1)	22.6%	24.4%
Annualized Cash Yield	17.9%	21.5%
Annualized GAAP Yield	13.6%	14.8%

Cumulative Cash Distributions	$857,111	$812,918
% of Original Investment	64.9%	61.9%

# of Underlying Collateral Loans	2,568	2,807
Total Asset Base of Underlying Portfolio	$19,867,965	$20,016,382

TTM Default Rate	1.05%	1.16%
Broadly Syndicated Market TTM Default Rate	1.49%	1.58%

(1)	Calculation based on fair value.

To date, we have exited seven structured credit investments totaling $153.6 million with an average realized IRR of 16.8% and cash on cash multiple of 1.42 times.

Since August 29, 2016 (the date of our June 2016 earnings release), 17 of our structured credit investments completed refinancings to reduce the cost of liabilities (three of which occurred after March 2017) and three additional structured credit investments completed multi-year extensions of the reinvestment period of such investments. We are working on identifying for our independent management teams further structured credit investment refinancings and extensions in the portfolio to enhance value.

To date during the June 2017 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
June 30, 2017

Total Originations	$109,005

Third-Party Sponsor Deals	60%
Structured Credit	18%
Syndicated Debt	16%
Online Lending	4%
Real Estate	2%

Total Repayments	$75,083
Originations, Net of Repayments	$33,922

LIQUIDITY AND FINANCIAL RESULTS
The following table summarizes key leverage statistics as of March 31, 2017 and December 31, 2016.

All amounts in $000’s	As of March 31, 2017	As of December 31, 2016

Debt to Equity Ratio	78.9%	76.2%
% of Assets at Floating Rates	90.7%	90.4%
% of Liabilities at Fixed Rates	99.9%	99.9%

Unencumbered Assets	$4,611,293	$4,803,861
% of Total Assets	74.9%	77.8%

We repaid our $167.5 million August 2016 convertible note issue at maturity. In the current June 2017 quarter, we refinanced (or provided notice to call) a majority of our debt maturing in less than one year as follows:

All amounts in $000’s	Principal	Rate	Maturity

Debt Issuances
2022 Notes	$225,000	4.95%	July 2022
Repurchases
2017 Notes	$78,766	5.375%	October 2017
2018 Notes	$114,581	5.75%	March 2018
Prospect Capital InterNotes®	$20,657	5.00%	November 2018

For the remainder of calendar year 2017, we have liability maturities of $67.2 million.

On August 29, 2014, we renegotiated and closed an expanded five and a half year revolving credit facility (the “Facility”), summarized as follows:

All amounts in $000’s	As of March 31, 2017

Total Extended Commitments	$885,000
Total Commitments with Accordion Feature	$1,500,000
Interest Rate on Borrowings	1M LIBOR + 225 bps (no LIBOR floor)
Moody’s Rating	Aa3
We have diversified our counterparty risk. As of March 31, 2017, 21 institutional lenders committed to the Facility compared to five lenders at June 30, 2010, one of the most diversified bank groups in our industry. The revolving period of the Facility extends through March 2019, with an additional one-year amortization period to March 2020, with distributions allowed after the completion of the revolving period. We currently have no borrowings drawn under our Facility.

We have eight separate unsecured debt issuances aggregating $1.7 billion outstanding, not including our program notes, with maturities ranging from October 2017 to June 2024. As of March 31, 2017, $1.006 billion of program notes were outstanding with staggered maturities through October 2043.

TAXABLE INCOME

As a tax-efficient regulated investment company, our 90% minimum shareholder dividend payout requirement is based on taxable income rather than GAAP NII. Taxable income can decouple significantly from NII, especially relating to income generated from our structured credit investments. Refinancing liabilities, resetting maturities, and tax-loss-creating portfolio turnover of the loans inside our structured credit investments, as well as other factors, make estimation of taxable income a challenging exercise. Taxable income is only disclosed to us by each structured credit collateral manager on an annual basis. We expect to disclose taxable income after such information becomes available to us.
EARNINGS CONFERENCE CALL

Prospect will host an earnings call on Wednesday, May 10, 2017 at 11:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to June 9, 2017, call 877-344-7529 passcode 10105743. The call will be available prior to June 9, 2017 on Prospect’s website, www.prospectstreet.com. For copies of our corporate presentation, our recent shareholder letter, and our performance data please see http://shareholder.prospectstreet.com.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	March 31, 2017	June 30, 2016

	(Unaudited)	(Audited)
Assets
Investments at fair value:
Control investments (amortized cost of $1,939,427 and $1,768,220, respectively)	$1,892,719	$1,752,449
Affiliate investments (amortized cost of $8,530 and $10,758, respectively)	7,239	11,320
Non-control/non-affiliate investments (amortized cost of $4,305,472 and $4,312,122, respectively)	4,124,808	4,133,939
Total investments at fair value (amortized cost of $6,253,429 and $6,091,100, respectively)	6,024,766	5,897,708
Cash	111,804	317,798
Receivables for:
Interest, net	10,255	12,127
Other	100	168
Prepaid expenses	716	855
Deferred financing costs on Revolving Credit Facility (Note 4)	5,463	7,525
Total Assets	6,153,104	6,236,181

Liabilities
Revolving Credit Facility (Notes 4 and 8)	—	—
Prospect Capital InterNotes® (Notes 7 and 8)	991,345	893,210
Convertible Notes (Notes 5 and 8)	910,782	1,074,361
Public Notes (Notes 6 and 8)	737,802	699,368
Due to Prospect Capital Management (Note 13)	49,098	54,149
Interest payable	33,763	40,804
Dividends payable	29,989	29,758
Due to Prospect Administration (Note 13)	1,847	1,765
Accrued expenses	4,292	2,259
Other liabilities	2,018	3,633
Due to broker	—	957
Total Liabilities	2,760,936	2,800,264
Commitments and Contingencies (Note 3)	—	—
Net Assets	$3,392,168	$3,435,917

Components of Net Assets
Common stock, par value $0.001 per share (1,000,000,000 common shares authorized; 359,885,703 and 357,107,231 issued and outstanding, respectively) (Note 9)	$360	$357
Paid-in capital in excess of par (Note 9)	3,989,703	3,967,397
Accumulated overdistributed net investment income	(33,719)	(3,623)
Accumulated net realized loss	(335,513)	(334,822)
Net unrealized loss	(228,663)	(193,392)
Net Assets	$3,392,168	$3,435,917

Net Asset Value Per Share (Note 16)	$9.43	$9.62

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Investment Income
Interest income:
Control investments	$41,353	$50,762	$135,543	$154,135
Affiliate investments	—	—	—	896
Non-control/non-affiliate investments	83,794	83,986	257,919	265,855
Structured credit securities	36,564	44,244	114,690	135,912
Total interest income	161,711	178,992	508,152	556,798
Dividend income:
Control investments	728	8,288	4,250	25,046
Non-control/non-affiliate investments	89	13	330	16
Total dividend income	817	8,301	4,580	25,062
Other income:
Control investments	2,953	1,758	9,749	7,436
Non-control/non-affiliate investments	5,551	442	11,863	9,639
Total other income (Note 10)	8,504	2,200	21,612	17,075
Total Investment Income	171,032	189,493	534,344	598,935
Operating Expenses
Base management fee (Note 13)	30,549	30,977	92,227	95,712
Income incentive fee (Note 13)	18,270	21,906	59,101	69,940
Interest and credit facility expenses	41,464	41,719	123,981	125,881
Allocation of overhead from Prospect Administration (Note 13)	3,581	2,936	9,771	9,114
Audit, compliance and tax related fees	1,223	1,596	3,676	4,665
Directors’ fees	113	94	338	282
Excise Tax	—	400	(1,100)	1,700
Other general and administrative expenses	2,752	2,239	9,946	11,880
Total Operating Expenses	97,952	101,867	297,940	319,174
Net Investment Income	73,080	87,626	236,404	279,761
Net Realized and Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	1	16	184	7
Affiliate investments	—	(14,194)	137	(14,194)
Non-control/non-affiliate investments	177	3,394	489	(4,050)
Net realized gains (losses)	178	(10,784)	810	(18,237)
Net change in unrealized (losses) gains
Control investments	(33,235)	36,508	(30,937)	(40,779)
Affiliate investments	(581)	189	(1,854)	535
Non-control/non-affiliate investments	(19,930)	(38,008)	(2,480)	(212,989)
Net change in unrealized losses	(53,746)	(1,311)	(35,271)	(253,233)
Net Realized and Change in Unrealized Losses from Investments	(53,568)	(12,095)	(34,461)	(271,470)
Net realized losses on extinguishment of debt	(20)	(23)	(205)	(86)
Net Increase in Net Assets Resulting from Operations	$19,492	$75,508	$201,738	$8,205
Net increase in net assets resulting from operations per share	$0.05	$0.21	$0.56	$0.02
Dividends declared per share	$(0.25)	$(0.25)	$(0.75)	$(0.75)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER SHARE
(in actual dollars)
(Unaudited)

	Three Months Ended March 31,			Nine Months Ended March 31,
	2017	2016		2017		2016
Per Share Data
Net asset value at beginning of period	$9.62	$9.65		$9.62		$10.31
Net investment income(1)	0.20	0.25		0.66		0.79
Net realized and change in unrealized losses(1)	(0.15)	(0.04)		(0.10)		(0.77)
Distributions of net investment income	(0.25)	(0.25)		(0.75)		(0.75)
Common stock transactions(2)	0.01	—	(3)	—	(3)	0.03
Net asset value at end of period	$9.43	$9.61		$9.43		$9.61

(1)	Per share data amount is based on the weighted average number of common shares outstanding for the year/period presented (except for dividends to shareholders which is based on actual rate per share).

(2)
Common stock transactions include the effect of our issuance of common stock in public offerings (net of underwriting and offering costs), shares issued in connection with our dividend reinvestment plan, shares issued to acquire investments and shares repurchased below net asset value pursuant to our Repurchase Program.

(3)	Amount is less than $0.01.

ABOUT PROSPECT CAPITAL CORPORATION
Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to us could have an adverse effect on us and our shareholders.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made, and we undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702